UNANIMOUS WRITTEN CONSENT IN LIEU OF A SPECIAL MEETING
                          OF THE BOARD OF DIRECTORS OF
                                 CRIIMI MAE INC.


         The undersigned, constituting all of the directors (the "Board") of CRIIMI MAE Inc. (the "Corporation"), a Maryland corporation, in lieu of a meeting pursuant to Section 2-408(c) of the Maryland General Corporation Law (the "MGCL"), do hereby unanimously consent to and adopt the following resolutions, and in accordance with Section 2-409(c) of the MGCL, do hereby waive requirement of any notice of a meeting in connection with the adoption of such resolutions:

         WHEREAS, ORIX Capital Markets, L.L.C. ("ORIX") has submitted to the Corporation various proposals to acquire all of the Corporation's issued and outstanding shares of common stock (as such proposals may be amended from time to time, the "ORIX Stock Purchase Proposals");

         WHEREAS, ORIX has made public announcements of its intention to acquire the Corporation's issued and outstanding shares of common stock, but has not, as of this date, commenced a tender or exchange offer for these shares within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Securities Exchange Act of 1934;

         WHEREAS, pursuant to the first sentence of Section 3(a) of that certain Rights Agreement, as amended, between the Corporation and the Registrar and Transfer Company, as Rights Agent, (the "Rights Agreement"), a Distribution Date is defined as "the earlier of (i) the close of business on the tenth day after the Shares Acquisition Date (or, if the tenth day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 5% or more of the then outstanding Common Shares";

         WHEREAS, as with respect to the ORIX Stock Purchase Proposals, the Board believes that it is in the best interest of the Corporation and its shareholders that a later such date be used for purposes of clause (ii) of the first sentence of Section 3(a) of the Rights Agreement;

         WHEREAS, all capitalized terms not defined herein shall have the meanings ascribed to such terms in the Rights Agreement;

         WHEREAS, the Rights are currently redeemable; and

         NOW THEREFORE, BE IT RESOLVED, that, as with respect to the ORIX Stock Purchase Proposals, the Board hereby authorizes and directs the Corporation for purposes of clause (ii) of the first sentence of Section 3(a) of the Rights Agreement to determine the Distribution Date to be read without the following language: ", or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence,";

         RESOLVED FURTHER, that in addition to the specific authorization set forth in the foregoing resolution, the Corporation's officers be, and each of them hereby is, authorized, empowered and directed in the name and behalf of the Corporation, to take any and all action necessary to effect the determination of the Distribution Date without reading the language pertaining to the first public announcement of the intention of any person to commence a tender or exchange offer, as with respect to the ORIX Stock Purchase Proposals, including, without limitation, the execution and filing with the Securities and Exchange Commission (the "SEC") of all appropriate documents in connection therewith;

         RESOLVED, FURTHER, that all actions of the Corporation, its directors, officers, agents and employees previously taken in connection with the foregoing matters are hereby ratified, approved, and confirmed; and

         RESOLVED, FURTHER, that this Unanimous Written Consent may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.



                            [SIGNATURE PAGE FOLLOWS]

..

         THIS UNANIMOUS WRITTEN CONSENT, signed by all of the directors of the Corporation shall be effective as of January 3, 2003, and shall be filed with the minutes of the proceedings of the directors of the Corporation.




                                      DIRECTORS:

                                      /s/William B. Dockser
                                      ---------------------------------
                                      William B. Dockser


                                      /s/H. William Willoughby
                                      ---------------------------------
                                      H. William Willoughby


                                      /s/John R. Cooper
                                      ---------------------------------
                                      John R. Cooper


                                      /s/Donald J. MacKinnon
                                      ---------------------------------
                                      Donald J. MacKinnon


                                      /s/Robert J. Merrick
                                      ---------------------------------
                                      Robert J. Merrick


                                      /s/Donald C. Wood
                                      ---------------------------------
                                      Donald C. Wood


                                      /s/Robert E. Woods
                                      ---------------------------------
                                      Robert E. Woods